China Shen Zhou Reports Second Quarter 2012 Financial Results

BEIJING, CHINA, August 14, 2012  -- China Shen Zhou Mining & Resources, Inc. ("China Shen Zhou” or the "Company”) (NYSE AMEX: SHZ), a Company engaged in the exploration, development, mining and processing of fluorite, barite, zinc, copper, and other nonferrous metals in China, today announced financial results for the second quarter and first six months ended June 30, 2012.

Second Quarter Financial Summary

•	Revenues were $7.6 million;

•	Gross profit was $1.4 million, a gross margin of 18.4%;

•	Net loss attributable to China Shen Zhou was $2.0 million, and net loss per basic and diluted share of five cents.

Ms. Xiaojing Yu, Chairperson and Chief Executive Officer of China Shen Zhou commented, "Despite the challenges we faced during the second quarter, Shen Zhou Mining is still backed by high quality fluorspar asset with its highly strategic value and broad downstream applications. We believe our stock is deeply undervalued. Meanwhile, the Chinese government's support of fluorite as a key industrial raw material continues to raise industry barriers of entry. Our large fluorite deposits, established marketing channels and strategic partnerships with downstream fluoride manufacturers position us well to lead the Chinese fluorite industry and capture future opportunities."

Second Quarter Financial Results

Net sales were $7.6 million compared with $9.1 million in the second quarter of 2011. The decrease in net sales was mainly due to decreased sales volume for fluorite and zinc concentrate powder.

Fluorite powder sales volume decreased 21% year-over-year to 13,100 tons while sales volume for zinc concentrate powder decreased by 62% year-over-year to 585 metric tons. Fluorite revenues and nonferrous metal revenues decreased by 9% and 39% respectively compared with the second quarter of 2011.

Gross profit was $1.4 million compared with $4.3 million in the second quarter of 2011. Gross margin was 18.4% during the second quarter of 2012.

General and administrative (“G&A”) expenses in the second quarter of 2012 decreased to $2.9 million from $3.3 million in the 2011 second quarter. G&A expense as a percentage of total net sales was 37.9% compared with 36.3% in the second quarter of 2011, mainly due to the decrease in net revenues.

Operating loss for the 2012 second quarter was $4.1 million compared with operating income of $1.0 million in the same period in 2011.

Net loss attributable to Chin Shen Zhou was $2.0 million, or a net loss of $0.05 per diluted and basic share, compared with a net income of $0.1 million, or net income of $0.01 per diluted and basic share, in the second quarter of 2011.

Six-Month Financial Results

Net revenues for the first six months ended June 30, 2012, were $9.1 million, compared with $11.0 million during the same period of 2011.

Gross profit for the first six months ended June 30, 2012 was $2.0 million, compared with $5.0 million during the same period of 2011.  Gross profit margin was 22.4%, compared with 45.5% one year ago.

Net loss attributable to China Shen Zhou for the first six months ended June 30, 2012 was $5.1 million, compared to a net loss of $1.5 million for the same period in 2011. Basic and diluted net loss per share was $0.15 and $0.05 for the first six months ended June 30, 2012 and 2011, respectively.

About China Shen Zhou Mining & Resources, Inc.

China Shen Zhou Mining & Resources, Inc., through its subsidiaries, is engaged in the exploration, development, mining, and processing of fluorite, barite and nonferrous metals such as zinc, lead and copper in China. The Company has the following principal areas of interest in China: (a)fluorite extraction and processing in the Sumochaganaobao region of Inner Mongolia; (b) fluorite and barite extraction and processing in the Wuchuan County of Guizhou province (c) fluorite and barite extraction and processing in the Yanhe County of Guizhou province; (d)fluorite extraction and processing in Jingde County, Anhui Province; (e) zinc/copper/lead processing in Wulatehouqi of Inner Mongolia; and (f) zinc/copper exploration, mining and processing in Xinjiang. For more information, please visit http://www.chinaszmg.com/.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "will", "believes", "expects" or similar expressions. These forward-looking statements may also include statements about our proposed discussions related to our business or growth strategy, which is subject to change. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact Information

Min Liu
Investor Relations
Grayling
Tel: +86-186-6537-8749
min.liu@grayling.com

Shiwei Yin
Grayling
Tel: +1-646-284-9474
shiwei.yin@grayling.com

- Tables Follow -

CHINA SHEN ZHOU MINING & RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$1,245	$5,569
Notes receivable, net	805	1,019
Accounts receivable, net	427	3,332
Advances to suppliers	1,375	1,833
Acquisition deposit	-	2,359
Other deposits	293	258
Inventories	10,667	7,479
Due from related parties	3,094	-
Restricted assets	1,583	2,536
Deferred financing costs	740	-
Total current assets	20,229	24,385

Restricted assets	310	175
Prepayment for vehicle rent	400	443
Property, machinery and mining assets, net	82,899	60,313
Total assets	$103,838	$85,316

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,197	$3,324
Short term loans	10,532	11,996
Receipts in advance	5,305	1,528
Other payables and accruals	3,940	2,772
Government loan	1,631	-
Convertible preferred stock	3,333	-
Derivative liabilities	1,377	-
Due to related parties	239	250
Taxes payable	1,932	1,877
Total current liabilities	30,486	21,747

Long term loans	1,742	-
Total liabilities	32,228	21,747

STOCKHOLDERS’ EQUITY:

Convertible preferred stock ($0.001 par value; 10,000 shares and 0 share authorized as of June 30, 2012 and December 31, 2011 respectively; 3,333 shares and 0 shares issued and outstanding as of June 30, 2012 and December 31, 2011 respectively)	-	-
Common stock ($0.001 par value; 50,000,000 shares authorized; 39,323,772 shares and 32,285,973 shares issued and outstanding as of June 30, 2012 and December 31, 2011 respectively)	39	32
Additional paid-in capital	62,925	58,425
Statutory reserves	1,732	1,732
Accumulated other comprehensive income	6,476	6,109
Accumulated deficit	(18,487)	(13,344)
Stockholders' equity - China Shen Zhou Mining & Resources, Inc. and Subsidiaries	52,685	52,954
Noncontrolling interest	18,925	10,615
Total stockholders’ equity	71,610	63,569
Total liabilities and stockholders’ equity	$103,838	$85,316

CHINA SHEN ZHOU MINING & RESOURCES, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Amounts in thousands, except per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net revenue	$7,550	$9,117	$9,056	$11,013
Cost of sales	6,164	4,773	7,026	6,005
Gross profit	1,386	4,344	2,030	5,008

Operating expenses:
Selling and distribution expenses	20	24	44	60
General and administrative expenses	2,862	3,313	5,724	5,503
Provision for doubtful accounts	2,044	13	2,113	(77)
Impairment provision for inventories	547	-	547	-
Total operating expenses	5,473	3,350	8,428	5,486

Net income (loss) from operations	(4,087)	994	(6,398)	(478)

Other income (expense):
Interest expense	(431)	(201)	(893)	(346)
Warrant modification	-	-	(578)	-
Fair value change at derivative liabilities	3,035	-	3,006	-
Amortization of Warrants attached to preferred stock	(346)	-	(375)	-
Amortization of deferred financing cost for preferred stock	(253)	-	(270)	-
Other, net	(110)	115	(135)	73
Total other income (loss)	1,895	(86)	755	(273)

Income (loss) from continuing operations before income taxes	(2,192)	908	(5,643)	(751)

Income tax expenses	(178)	(280)	(178)	(280)

Income (loss) from continuing operations	(2,370)	628	(5,821)	(1,031)

Discontinued operations:
Loss from operations of discontinued component, net of taxes	-	-	-	(7)
Loss on disposal of discontinued subsidiary, net of taxes	-	(82)	-	(82)
Loss from discontinued operations	-	(82)	-	(89)

Net income (loss)	(2,370)	546	(5,821)	(1,120)
Add (less): Noncontrolling interests attributable to the noncontrolling interests	460	(418)	739	(361)
Less: Preferred stock dividends	(56)	-	(61)	-
Net income (loss) - attributable to China Shen Zhou Mining & Resources, Inc. and Subsidiaries	(1,966)	128	(5,143)	(1,481)

Other comprehensive income:
Foreign currency translation adjustments	(20)	615	367	772
Comprehensive income (loss)	$(1,986)	$743	$(4,776)	$(709)

Net income (loss) per common share – basic and diluted
From continuing operations	$(0.05)	$0.01	$(0.15)	$(0.05)
From discontinued operations	-	(0.00)	-	(0.00)
	$(0.05)	$0.01	$(0.15)	$(0.05)

Weighted average common shares outstanding
Basic and Diluted	36,974	30,836	34,932	30,448

CHINA SHEN ZHOU MINING & RESOURCES, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands, except share data)

(Unaudited)

	For the Six Months Ended
	June 30, 2012	June 30, 2011
Cash flows from operating activities:
Net loss	$(5,143)	$(1,481)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss from operations of discontinued component, net of income tax benefits	-	7
Loss on sale of discontinued operations, net of income taxes	-	82
Provision for doubtful accounts	2,113	(78)
Impairment provision for inventories	547	-
Warrant modification	578	-
Deemed dividend expense	61	-
Amortization of warrants attached to preferred stock	375	-
Amortization of deferred financing costs for preferred stock	270	-
Fair value change at derivative liabilities	(3006)	-
Depreciation and amortization	3,013	2,096
Stock-based compensation	-	972
Noncontrolling interests	(739)	361
Changes in operating assets and liabilities:
(Increase) decrease in
Notes receivable	222	(774)
Accounts receivable	3,312	(1,922)
Advances to suppliers	813	(503)
Other receivable	(1,699)	-
Other deposits	124	(417)
Prepayment for vehicle rent	45	-
Prepayment for office rent	-	82
Due from related parties	(3,080)	-
Inventories	(3,243)	(586)
Restricted assets	921	(101)
Increase (decrease) in
Accounts payable	(1,756)	(886)
Receipts in advance	2,896	56
Other payables and accruals	(4,705)	(1,489)
Taxes payable	(1,106)	656
Net cash used in operating activities from continuing operations	(9,187)	(3,925)
Net cash used in operating activities from discontinued operations	-	(37)
Net cash used in operating activities	(9,187)	(3,962)
Cash flows from investing activities:
Purchases of property, machinery and mining assets	(1,592)	(2,179)
Acquisition of subsidiaries, net of cash and cash equivalents acquired	-	(3,604)
Net cash used in investing activities	(1,592)	(5,783)
Cash flows from financing activities:
Due to related parties	(249)	(646)
Proceeds from issuance of common stock	-	20,000
Issuance costs of common stock	-	(1,516)
Proceeds from convertible preferred stock	5,000	-
Proceeds from warrants	224	-
Issuance costs of convertible preferred stock	(506)	-
Repayment of short-term loans	(14,016)	(7,396)
Proceeds from short-term loans and long-term loans	15,995	6,452
Net cash provided by financing activities	6,448	16,894

Foreign currency translation adjustment	7	138

Net (decrease) increase in cash and cash equivalents	(4,324)	7,287

Cash and cash equivalents at the beginning of the period	5,569	1,545
Cash and cash equivalents at the end of the period	$1,245	$8,832

Non-cash investing and financing activities
Shares issued to Acquire Xinyi Fluorite	$-	$9,467
Additional shares issued to Acquire Xinyi Fluorite	$1	$-
Shares issued as acquisition consideration for Dongsheng Mining, Meilan Mining and Qianshi Resources	$5,676	$-
Shares issued as the installment shares to redeem a third of the convertible preferred stock	$1,667	$-

Supplemental disclosures of cash flow information:
Cash paid for interest expenses	$873	$262
Cash paid for income tax	$789	$-